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EXHIBIT 23

Consent of Independent Auditors

The Board of Directors
PerfectData Corporation:

    We consent to incorporation by reference in the registration statement (No. 333-51774) on Form S-8 of our report dated June 1, 2001, relating to the balance sheets of PerfectData Corporation as of March 31, 2001 and 2000, and the related statements of operations, shareholders' equity and comprehensive income (loss) and cash flows for the years then ended and the related financial statement schedule, which report appears in the March 31, 2001 annual report on Form 10-K of PerfectData Corporation.

KPMG LLP

/s/ KPMG LLP

Los Angeles, California
June 27, 2001

E–42

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  EXHIBIT 23
Consent of Independent Auditors